UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 12, 2017

LIBERTY TAX, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-335588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Appointment

On December 14, 2017, Liberty Tax, Inc. (the "Company") announced the appointment of Nicholas Bates, age 37, as Chief Financial Officer of the Company, effective January 1, 2018. Since 2015, Mr. Bates has served as Vice President of Finance of the Company and most recently, as the Vice President of Finance and Corporate Controller. Prior to joining the Company, Mr. Bates spent five years with Catapult Learning, LLC, a portfolio company of JMI Equity and The Carlyle Group, most recently as Chief Financial Officer. Previously Mr. Bates served in various financial roles with MedQuist, Inc., a Nasdaq listed medical transcription company from 2001 to 2010.

There are no family relationships between Mr. Bates and any director or executive officer of the Company and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Bates entered into an executive employment agreement with the Company on December 12, 2017, as further described below.

New Employment Agreements with Named Executive Officers

On December 12, 2017, the Company also entered into new employment agreements with each of Mr. Bates, Vanessa M. Szajnoga, the Vice President and General Counsel of the Company, and Richard Artese, the Vice President and Chief Information Officer of the Company, continuing their employment with the Company. Mr. Bates employment agreement is effective as of January 1, 2018, and Ms. Szajnoga's and Mr. Artese’s employment agreements are effective December 12, 2017 (each, an "Employment Agreement").

The initial term of Mr. Bates Employment Agreement ends on January 1, 2019, and the initial term of each respective Employment Agreement of Ms. Szajnoga and Mr. Artese ends on December 12, 2018. Each Employment Agreement provides that the term shall be automatically renewed for successive one year terms, unless written notice of non-renewal is provided by either party at least ninety (90) days prior to the expiration of the current term.

Under Mr. Bates' Employment Agreement, he is entitled to an annual base salary of $300,000. Mr. Bates is also entitled to an annual bonus with a target maximum of 50% of his base salary during the term of his Employment Agreement. The Board of Directors of the Company (the "Board") has also authorized a grant to Mr. Bates of restricted stock units ("RSUs") of the Company's Class A Common Stock valued at $400,000.

Under Ms. Szajnoga's Employment Agreement, she is entitled to an annual base salary of $300,000. Ms. Szajnoga is also entitled to an annual bonus with a target maximum of 50% of her base salary during the term of her Employment Agreement. The Board has also authorized a grant to Ms. Szajnoga of RSUs of the Company's Class A Common Stock valued at $300,000.

Under Mr. Artese's Employment Agreement, he is entitled to an annual base salary of $240,000. Mr. Artese is also entitled to an annual bonus with a target maximum of 40% of his base salary during the term of his Employment Agreement. The Board has also authorized a grant to Mr. Artese of RSUs of the Company's Class A Common Stock valued at $100,000.

The RSU awards as described above will be subject to the terms and conditions set forth in the applicable plan and agreements.

Messrs. Bates and Artese and Ms. Szajnoga are each entitled to employee benefits, executive benefits, perquisites, reimbursement of expenses and vacation consistent with the benefits provided to other executive officers and as otherwise set forth in each of their respective Employment Agreement.

Each Employment Agreement also entitles each of Messrs. Bates and Artese and Ms. Szajnoga severance benefits upon certain qualifying terminations of their respective employment.

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If their respective Employment Agreement is terminated for any reason, he/she will be entitled to receive: (i) the base salary earned but not yet paid for services rendered to the Company on or prior to the date on which the employment period ends; (ii) any annual bonus awarded by the Board prior to the date of the Company's receipt of the Notice of Termination for services rendered in any fiscal year which had been completed prior to the date on which the employment period ends and which had not previously been paid (provided that the Board did not impose a requirement that he/she be employed on the payment date); (iii) any business expenses incurred on or prior to the date on which the employment period ends that are eligible for reimbursement in accordance with the Company's expense reimbursement policies as then in effect; and (iv) any vested benefits to which he/she is entitled under the employee benefit plans and any welfare benefits to which he is entitled in accordance with the terms of the Company's welfare plans (collectively, the "Accrued Rights").

Subject to the execution of a form of release by Messrs. Bates and Artese and Ms. Szajnoga, if, during the employment term his/her respective Employment Agreement is terminated as a result of Death or Disability (as defined therein), as a result of delivery of Notice of Non-Renewal (as defined therein), terminated by the executive for Good Reason (as defined therein), or terminated by the Company without Cause (as defined therein), he/she will be entitled to receive (i) an amount equal to the Accrued Rights, (ii) the payment of an amount equal to his/her monthly base salary multiplied by 18 if the termination occurs prior to December 31, 2019, or an amount equal to his/her annual base salary if the termination occurs after December 31, 2019, (iii) the accelerated vesting of any incentive stock awards, including options, that were not vested as of the date of his/her termination, (iv) continued coverage at the Company's expense under any medical, dental, life insurance and disability policies for a period of 12 months, unless he/she becomes reemployed with another employer and is eligible to receive such welfare benefits from that employer, and (v) to the extent permitted under the terms and conditions of any life insurance policy, the ability to convert such policy to an individual policy.

The Employment Agreements also provide that the executive may not disclose or use any confidential information of the Company during or after the term of the Employment Agreement. During his/her employment with the Company and for a period of twelve (12) months following his/her termination of employment for any reason, the executive is also precluded from engaging or assisting in any business that is in competition with the Company and from soliciting any Company (or its subsidiaries or affiliates) officer, employee, franchisee, area developer, agent or any former employee, officer or agent of the Company (or its subsidiaries or affiliates).

Consulting and Release Agreements

As previously announced, Kathleen Donovan, the Company's current Chief Financial Officer, provided notice of her resignation. Her resignation is effective December 31, 2017, and she will remain with the Company as a consultant to facilitate the transition. On December 12, 2017, the Company entered into a consulting agreement with Ms. Donovan, effective January 1, 2018 (the "Consulting Agreement"). The Consulting Agreement provides that Ms. Donovan will serve as a consultant to the Company on operational and finance matters. The term of the Consulting Agreement begins on January 1, 2018 and ends on March 31, 2018, unless terminated earlier (as described therein). Ms. Donovan will receive $43,131.25 per month pursuant to the Consulting Agreement. The Consulting Agreement also provides that Ms. Donovan may not disclose or use any confidential information of the Company.

In connection with her resignation, Ms. Donovan also entered into a release agreement with the Company on December 12, 2017 (the "Release Agreement"), which provides for Ms. Donovan to receive the termination payments set forth in Sections 4(d)(i)(A), (B), and (E) of her previously disclosed initial employment agreement with the Company, effective as of February 1, 2014. Pursuant to the Release Agreement, Ms. Donovan relinquishes all rights to the Bonus (as defined in Section 4(d)(i)(C) of her initial employment agreement). In addition, only Ms. Donovan's stock incentives that were granted in calendar year 2016 and have not vested shall immediately become fully (100%) vested and exercisable (pursuant to Section 4(d)(i)(D) of her initial employment agreement) and shall be paid in accordance with their terms. Ms. Donovan relinquished all rights to all additional stock options and other grants not specifically addressed in the Release Agreement and agreed to execute any additional documentation that may be required to effectuate such provisions. Additionally, the Company agreed to maintain its indemnification obligations under Section 12 of Ms. Donovan's initial employment agreement and to provide insurance coverage with regard to matters occurring during her employment as Chief Financial Officer. In consideration of the foregoing, Ms. Donovan agreed to the General Release against the Releasees for any Claims, as such terms are defined in the Release Agreement.

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The foregoing description of each of the Employment Agreements, the Consulting Agreement and the Release Agreement is a summary of the material terms and is qualified in its entirety by reference to the full text of the respective agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

Item 7.01.       Regulation FD Disclosure

On December 14, 2017, the Company announced the appointment of Mr. Nicholas Bates as Chief Financial Officer of the Company, effective as of January 1, 2018, through a press release, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Employment Agreement, effective as of January 1, 2018, by and among Liberty Tax, Inc., JTH Tax, Inc. and Nicholas Bates
10.2	Employment Agreement, effective as of December 12, 2017, by and among Liberty Tax, Inc., JTH Tax, Inc. and Vanessa M. Szajnoga
10.3	Employment Agreement effective as of December 12, 2017, by and among Liberty Tax, Inc., JTH Tax, Inc. and Richard Artese
10.4	Independent Contractor Consultant Agreement, effective as of January 1, 2018, by and between JTH Tax, Inc. and Kathleen Donovan
10.5	Release Agreement, dated December 12, 2017, by and among Liberty Tax, Inc., JTH Tax, Inc. and Kathleen Donovan
99.1*	Press Release dated December 14, 2017
*This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: December 14, 2017	By:	/s/ Vanessa Szajnoga
Vanessa Szajnoga
Vice President and General Counsel

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